Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cue Health Inc.
San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 19, 2021, relating to the financial statements of Cue Health Inc. (the “Company”), which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California
September 15, 2021